EXHIBIT 99.2



                                    GUARANTEE


          GUARANTEE, dated as of March 21, 1996, made by Cadbury Schweppes plc, a corporation organized under the laws of England (the "Guarantor"), in favor of the holders of the 11 1/2% Senior Subordinated Discount Notes Due 2002 (the "Notes") of Dr Pepper/Seven-Up Companies, Inc. ("Dr Pepper"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Indenture (as defined below).


                              W I T N E S S E T H:

          SECTION 1. Guarantee. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Notes (the "Notes Indebtedness"), according to the terms of such Notes and as more fully described in the Indenture, dated as of October 28, 1992, between Dr Pepper and Bank One, Texas, NA (the "Trustee"), as trustee (as amended, modified or otherwise supplemented from time to time, the "Indenture").

          SECTION 2. Guarantee Absolute. The Guarantor guarantees that the Notes Indebtedness will be paid strictly in accordance with the terms of the Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any holder of the Notes with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Notes Indebtedness, or any other amendment or waiver of or any consent to departure from the Indenture;

          (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Notes Indebtedness; or

          (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Dr Pepper, or a guarantor.

          SECTION 3. Waiver. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of Dr Pepper, any right to require a proceeding filed first against Dr Pepper, protest or notice with respect to the Notes or the indebtedness evidenced thereby and all demands whatsoever.



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          SECTION 4. No Waiver; Remedies. No failure on the part of any holder of the Notes to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 5. Continuing Guarantee; Transfer of Interest. This Guarantee is a continuing guaranty and shall (i) remain in full force and effect until the earliest to occur of (A) the date on which the Guarantor shall consolidate with or merge into Dr Pepper or any successor thereto, (B) the date on which Dr Pepper or any successor thereto shall consolidate with or merge into the Guarantor and (C) payment in full of the Notes Indebtedness, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by any holder of the Notes, the Trustee and their respective successors, transferees, and assigns.

          SECTION 6. Subordination. The payment of the Notes Indebtedness under this Guarantee is hereby expressly subordinated to all Senior Guarantor Debt (as defined below) to the same extent that the Notes Indebtedness is subordinated to Senior Debt of Dr Pepper in accordance with the provisions of Article Twelve of the Indenture.

          For purposes of this Section 6 "Senior Guarantor Debt" means Obligations of the Guarantor with respect to any Debt of the Guarantor outstanding on the date of this Guarantee or Incurred by the Guarantor after the date of this Guarantee, unless, in the case of any particular Debt, the instrument creating or evidencing same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to the Guarantee.

          SECTION 7. Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Notes Indebtedness is rescinded or must otherwise be returned by any holder of the Notes or the Trustee upon the insolvency, bankruptcy or reorganization of Dr Pepper or otherwise, all as though such payment had not been made.

          SECTION 8. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



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          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                             CADBURY SCHWEPPES PLC


                                             By:______________________________
                                             Name:
                                             Title: